Exhibit 99.2

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IN RE JOHNSON & JOHNSON DERIVATIVE LITIGATION	Civil Action No. 10-2033 (FLW)

IN RE JOHNSON & JOHNSON FCPA SHAREHOLDER DERIVATIVE LITIGATION	Civil Action No. 11-2511 (FLW)

COPELAND v. PRINCE, ET AL.	Civil Action No. 11-4993 (FLW)

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated July 11, 2012 (the “Stipulation”), is entered into between and among the Settling Parties (as defined below), and is intended to fully, finally and forever compromise, resolve, discharge and settle the Released Claims (as defined below) in accordance with the terms and conditions set forth below, subject to the approval of the United States District Court for the District of New Jersey (the “Court”) pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.
HISTORY OF THE LITIGATION
A.    The Derivative Actions (as defined herein) are shareholder derivative actions brought for the benefit of nominal defendant Johnson & Johnson (“J&J” or the “Company”) (as defined below) against the Individual Defendants (as defined below, and together with J&J, the “Settling Defendants”).
B.    The Derivative Actions allege broadly that from the late 1990s until 2011, the Individual Defendants breached their fiduciary duties to the Company and its shareholders, inter alia, in connection with the manufacturing, production, distribution and marketing of various medical and consumer products and devices, as set forth in the complaints filed in the above-captioned actions as well as in shareholder demand letters sent to the Company's Board of Directors.
C    The Derivative Actions include demand letters (the “Demand Letters”) sent by shareholders to the Company's Board of Directors (the “Board”), actions in which Plaintiffs allege pursuant to Fed. R. Civ. P. 23.1(b)(3)(B) that it would have been futile to demand that the Board investigate and pursue litigation against the Individual Defendants (the “Demand Futile Actions”), and actions wherein Plaintiffs allege pursuant to Fed. R. Civ. P. 23.1(b)(3)(A) that the Board wrongfully refused demands that were made on the Board (the “Demand Refused Actions”). The Demand Letters, the Demand Futile Actions, and the Demand Refused Actions, collectively, are referred to herein as the “Derivative Actions.”
Demand Letters, Special Committee Process, and Demand Refused Actions
D.    From February through November 2010, a number of Demand Letters were submitted to the Board, demanding that the Board investigate, institute litigation and take other remedial actions in connection with alleged failures with respect to the Company's disclosures and operations related to various alleged matters including, inter alia, unlawful payments to Omnicare and other entities in violation of government regulations, lack of good manufacturing practices resulting in recalls, off-label marketing and promotion activities, violations of the Foreign Corrupt Practices Act, and sales of defective products.1 On April 22, 2010, in response to the Demand Letters received as of that date, the Board adopted a resolution appointing a
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1The following shareholders made demands upon the J&J Board from February through November 2010: Leslie Katz, Jeffrey Tarson, and Joan Tarson (February 17, 2010 and July 7, 2010); the New Jersey Building Laborers Annuity & New Jersey Building Laborers Pension Funds (March 23, 2010); Glenn Bassett (April 15, 2010); Howard Lipschutz (May 11, 2010); Martha Copeland (May 20, 2010); Dan Miran (May 26, 2010); S.L. Lerner (June 17, 2010); and Michael Waber (Nov. 12, 2010).

Special Committee to investigate, review and analyze the allegations made in the Demand Letters, and to recommend to the Board what actions, if any, should be taken. The Board resolution also granted the Special Committee authority to retain legal counsel to assist with its investigation. Pursuant to this authority, the Special Committee retained Douglas S. Eakeley of the law firm Lowenstein Sandler P.C. as counsel to the Special Committee. On June 15, 2010, in response to additional Demand Letters and the allegations in the Demand Futile Actions, the Board expanded the authority of the Special Committee to investigate, review, and analyze the additional allegations made.
E.    The Special Committee conducted an extensive investigation. On June 27, 2011, the Special Committee issued the Report of the Special Committee of the Board of Johnson & Johnson (the “Report”), which was submitted to the Court. (Dkt. Entry No. 149 in Case No. 10-2033, Attachment 1.) The Special Committee determined that the matters raised in the Demand Letters and Demand Futile Actions did not warrant litigation to be brought by or on behalf of J&J. However, the Special Committee recommended that the Board establish a new Regulatory and Compliance Committee responsible for oversight of the Company's Health Care Compliance and Quality and Compliance systems and issues. The independent directors unanimously approved the recommendations of the Special Committee and its counsel at the Board's July 18, 2011 meeting.
F.    On August 29, 2011, two Company shareholders who previously had served Demand Letters upon the Board filed derivative complaints in this Court, alleging that the Board had wrongfully refused the Demand Letters.2 Following a motion for consolidation and appointment of lead counsel, the Court consolidated the cases under Case No. 11-04993 and
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2See Copeland v. Prince et al., No. 11-04993 (D.N.J.) and Katz v. Weldon et al., No. 11-04994 (D.N.J.).

named Abraham, Fruchter, & Twersky, LLP as Lead Counsel and Kantrowitz, Goldhamer & Graifman, P.C. as Liaison Counsel for the Demand Refused Actions by order dated November 21, 2011. Pursuant to the settlement discussions, the parties have agreed to extend the dates for the Defendants to answer or otherwise respond to the Demand Refused Actions.
Demand Futile Actions
G.    From April 21 through June 24, 2010, six Demand Futile Actions were filed in the Court, alleging that the Individual Defendants violated fiduciary duties owed to the Company by, inter alia, failing to ensure that the Company complied with FDA-mandated cGMP, and failing to prevent alleged off-label marketing, kickbacks, bribes and other improper activities or practices.3
H.    On August 17, 2010, the Court ordered the consolidation of the Demand Futile Actions under the caption In re Johnson & Johnson Derivative Litigation, No. 10-2033-FLW (the “Consolidated Action”) and appointed the law firms of Bernstein Litowitz Berger & Grossmann LLP; Morris and Morris LLC Counselors At Law; Carella Byrne, Cecchi, Olstein, Brody & Agnello, P.C.; and Robbins Geller Rudman & Dowd LLP as Co-Lead Counsel for the Demand Futile Actions, with the sole authority, inter alia, to determine and present to the Court and opposing parties the positions of the Plaintiffs on all matters arising during pretrial proceedings and conduct settlement negotiations on behalf of Plaintiffs related to the Demand Futile Actions.
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3These actions were: (i) Calamore v. Coleman, et al., Case No. 3:10-cv-02033- FLW-DEA, filed April 21, 2010; (ii) Carpenters Pension Fund of West Virginia v. Weldon, et al., Case No. 3:10-cv-02275- FLW-DEA, filed May 5, 2010; (iii) Feldman v. Coleman, et al., Case No. 3:10-cv-02386-FLW-DEA, filed May 6, 2010; (iv) Hawaii Laborers Pension Fund v. Weldon, et al., Case No. 3:10-cv-02516-FLW-DEA, filed May 14, 2010; (v) Ryan v. Weldon, et al., Case No. 3:10-cv-03147-FLW-DEA, filed June 18, 2010; and (vi) Minneapolis Firefighters' Relief Association v. Weldon et al., Case No. 3:10-cv-03215-FLW-DEA filed June 24, 2010.

I.    Defendants moved to dismiss the Demand Futile Consolidated Amended Complaint on February 21, 2011. Following extensive briefing and oral argument on July 28, 2011, by order dated September 29, 2011, the Court granted Defendants' Motion to Dismiss without prejudice. The time for the Demand Futile Plaintiffs to determine whether they intend to file an amended complaint, pursue a demand for production of books and records, or take any other action has been extended by the Court while the parties engaged in the negotiations leading to this Stipulation.
J.    On May 2, 2011 and May 10, 2011, two additional Demand Futile actions were filed in the Court, alleging that the Individual Defendants violated the fiduciary duties they owed to the Company in connection with the Company's compliance with the FCPA.4 The Court consolidated these cases under Case No. 11-2511. Co-Lead Counsel in the Consolidated Action, Robbins Geller Rudman & Dowd LLP, is plaintiffs' counsel in Case No. 11-2511. Following the Defendants' filing of motions to dismiss the consolidated complaint in Case. No. 11-2511, the parties agreed to defer further proceedings on those motions while the parties engaged in the negotiations leading to this Stipulation.
K.    Other demand futile actions were filed in the Superior Court of New Jersey.5 These actions have been either voluntarily stayed or stayed as duplicative of the prior-filed federal actions.
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4See Wollman v. Coleman et al., No. 11-02511-FLW (D.N.J.) and Cafaro v. Coleman et al., No. 11- 2652-FLW (D.N.J.).

5See Wolin v. Weldon et al., No. C-188-10 (Sup. Ct. N.J.), alleging essentially identical claims as In re Johnson & Johnson Derivative Litigation; and Clark v. Coleman et al., No. C-116-11 (Sup. Ct. N.J.) and King v. Coleman et al., No. C-159-11 (Sup. Ct. N.J.) (consolidated under In re Johnson & Johnson Shareholder Derivative Litigation, No. C-116-11 (Sup. Ct. N.J.)), alleging substantially identical claims as In re Johnson & Johnson FCPA Shareholder Derivative Litigation.

THE SETTLEMENT PROCESS

L.    As detailed below, as a result of the Derivative Actions and as consideration for the Settlement, J&J will agree to implement and adopt the governance, internal control, risk management and compliance provisions set forth at Exhibit A hereto (the “Governance Reforms”). Moreover, during the pendency of and in part in response to the Derivative Actions, J&J implemented enhancements and changes as set forth in Exhibit B hereto (the “Governance Enhancements and Changes”).
M.    Following the oral argument but prior to the Court ruling on the motions to dismiss the Demand Futile Actions, and following the submission made to the Court by Demand Refused Counsel with respect to the Special Committee Report, Plaintiffs' Counsel and Defendants' Counsel commenced settlement negotiations. Lead Demand Futile Counsel engaged as their consultants Harvey Pitt, former Chairman of the Securities and Exchange Commission, and Dr. Mitchell Glass, an experienced former pharmaceutical industry executive, to propose corporate governance, health care compliance, and quality control reforms. Working with their experts, Lead Demand Futile Counsel designed and presented a series of detailed settlement proposals directed at both the Board and management levels. The Company carefully reviewed these proposals and negotiated extensively with Lead Demand Futile Counsel for seven months with respect to them.
N.    Demand Refused Counsel engaged as their consultants Dr. Robert Israel, an experienced physician and pharmaceutical executive, to propose corporate governance, health care compliance, and quality control reforms, and Dr. Paul Higham, an experienced medical device industry executive, including experience in the areas of commercial development and FDA approval of orthopedic implants. Working with their experts, Demand Refused Counsel designed and presented settlement proposals directed at both the Board and management levels. Demand Refused Counsel also requested and obtained from the Company certain documents with respect to the allegations underlying the Demand Refused Action. The Company carefully reviewed these proposals and requests, and negotiated extensively with Demand Refused Counsel with respect to them.
O.    The Settling Parties engaged in dialogue regarding relevant policies and procedures in place at the Company, and how the Company could effectively achieve the goals of the proposed reforms. This dialogue consisted of telephone conversations and numerous face-to-face meetings among counsel, including in-house counsel for J&J, as well as Drs. Glass and Israel and J&J's Chief Quality Officer.
P.    During the course of the settlement process, the Company made a series of productions of documents relevant to corporate governance and the compliance structure and policies within the J&J organization, including improvements that have been implemented by the Company. These documents were reviewed in detail by Plaintiffs' Counsel and their experts and assisted in the negotiation of the Settlement terms.
Q.    Plaintiffs' Counsel conducted an investigation into the underlying facts and merits of the Derivative Claims. This investigation began in advance of serving the Derivative Actions and Demand Letters, and continued, with the assistance of their experts, through to the settlement of the Derivative Claims. The investigation included (i) independent factual and legal analysis, (ii) the review and evaluation of the Special Committee findings, (iii) the review of the documents produced by the Company, as described above, (iv) discussions with Company representatives, (v) review of court filings including trial transcripts and exhibits from other related actions, (vi) review of publicly available information including news reports and securities' analyst reports, and (vii) consulting with their experts. Plaintiffs' Counsel's investigation was integral to their assessment of the Derivative Claims, and their conclusion that the terms and conditions of this Stipulation confer substantial benefits upon, and are in the best interests of, the Company and its shareholders.
THE DERIVATIVE CLAIMS AND THE BENEFITS OF SETTLEMENT
R.    Based on their review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, the Settling Parties believe that the Settlement set forth herein confers substantial benefits upon, and is in the best interests of, J&J and its shareholders. The Settling Parties have agreed to settle pursuant to the terms and provisions of this Stipulation after considering, inter alia, the substantial benefits that J&J and its shareholders will receive if the
Settlement is approved.
S.    Although Plaintiffs' Counsel (and their respective clients) believe that the Derivative Claims have substantial merit, they recognize and acknowledge the expense and length of time that would be required to prosecute the Derivative Claims through preliminary motions, trial and appeal. Plaintiffs' Counsel have also taken into account the substantial improvements that J&J has implemented, the additional agreements that J&J will undertake pursuant to this Settlement, the uncertain outcome and the risks of litigating the Derivative Claims, as well as the difficulties and delays inherent in such litigation. It is the view of Plaintiffs' Counsel that the Governance Reforms achieved in the present proposed Settlement are comprehensive and far-reaching.
T.    Defendants have denied and continue to deny the Derivative Claims and all allegations of any wrongdoing or liability arising from any conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions. Defendants also have denied and continue to deny all allegations that the Company has suffered damage by or as a result of the matters alleged in the Derivative Actions. This Stipulation and all related documents are not, and shall not in any event be construed or deemed to be evidence of fault or liability or wrongdoing or damage whatsoever, or any infirmity in Defendants' defenses. Nonetheless, Defendants have concluded that further conduct of this litigation would be time-consuming and distracting, including without limitation, to the Company and its management, and that it is desirable that these Derivative Claims be fully and finally settled upon the terms and conditions set forth in this Stipulation.
U.    The Settling Parties acknowledge that the Derivative Claims have been filed, commenced and prosecuted by the Plaintiffs and defended by the Settling Defendants in good faith and with adequate basis in fact and law under Federal Rule of Civil Procedure 11, and that the Derivative Claims are being voluntarily released and settled based on the advice of counsel.
V.     Plaintiffs and the Settling Defendants acknowledge and agree that the Governance
Reforms set forth in Exhibit A provide a substantial benefit to the Company and its shareholders, including in the promotion of the achievement of the Quality and Compliance Core Objective, and in the prevention of potential violations of law, regulation and Company policy. Plaintiffs and the Settling Defendants further acknowledge and agree that the Governance Enhancements and Changes set forth in Exhibit B provide a substantial benefit to the Company and its shareholders, including providing a framework for enterprise-wide compliance, quality and risk management standards at J&J. As consideration for the proposed Settlement, J&J further agrees to fund and to maintain in place the Governance Reforms and the Governance Enhancements and Changes for the Settlement Commitment Term (defined below).

NOW THEREFORE, without any admission or concession on the part of Plaintiffs of any lack of merit of the Derivative Claims whatsoever, and without any admission or concession on the part of the Settling Defendants as to the merits of the Derivative Claims or as to any liability or wrongdoing whatsoever,
IT IS STIPULATED AND AGREED, by and among the Settling Parties, through their respective counsel, that, subject to the approval of the Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, in consideration of the mutual agreements and benefits flowing to the Settling Parties from the Settlement set forth herein, the Released Claims shall be finally and fully compromised, settled and released, and the Derivative Claims shall be dismissed with prejudice, upon and subject to the following terms and conditions:
1.    DEFINITIONS
As used in this Stipulation, the following terms shall have the following meanings:
1.1.    “Alternative Judgment” means a form of final judgment that may be entered by the Court herein but in a form other than the form of Judgment provided for in this Stipulation.
1.2.    “Defendants” means the Individual Defendants and nominal defendant J&J.
1.3.    “Defendants' Counsel” means the law firm of Sidley Austin LLP on behalf of nominal defendant Johnson & Johnson and the law firm of Patterson Belknap Webb & Tyler on behalf of the Individual Defendants.
1.4.    “Demand Refused Counsel” means Lead Demand Refused Counsel and Liaison Demand Refused Counsel.
1.5.    “Derivative Actions” means the demand letters (the “Demand Letters”) sent by shareholders to the Board, the actions wherein Plaintiffs allege that it would have been futile to demand that the Board investigate and pursue litigation against the Individual Defendants (the

“Demand Futile Actions”), and the actions wherein Plaintiffs allege that the Board wrongfully refused demands that were made on the Board (the “Demand Refused Actions”).
1.6.    “Derivative Claims” means the claims asserted in or encompassed by the Derivative Actions.
1.7.    “Effective Date” means the first date by which all of the conditions and events specified in paragraph 6.1 of this Stipulation have been met and have occurred.
1.8.    “Final,” with respect to any judgment, including the Judgment or, if applicable, the Alternative Judgment means the latest of: (a) the expiration of the time for the filing or noticing of any motion for reconsideration or appeal of the judgment; (b) the final affirmance of the judgment on appeal or after reconsideration, the expiration of the time for a petition, or a denial of any petition, to review the affirmance of the judgment on appeal, or, if such a petition is granted, the final affirmance of the judgment following review pursuant to that grant; or (c) the final dismissal of any appeal from the judgment or the final resolution of any proceeding to review any appeal from the judgment without any material change to the judgment. Any proceeding or order, or any appeal or petition for a review of a proceeding or order, pertaining solely to any application for or award of attorneys' fees or expenses shall not in any way delay or preclude the judgment from becoming Final.
1.9.    “Individual Defendants” means Dominic J. Caruso, Mary Sue Coleman, James G. Cullen, Robert J. Darretta, Ian E.L. Davis, Russell C. Deyo, Michael Dormer, Seth Fischer, Colleen Goggins, Alex Gorsky, Michael M.E. Johns, Ann Dibble Jordan, Arnold G. Langbo, Ralph S. Larsen, James T. Lenehan, Susan L. Lindquist, Peter Luther, Ashley McEvoy, Robert Miller, Ann M. Mulcahy, Leo F. Mullin, William D. Perez, Christine Poon, Charles O. Prince, Steven S. Reinemund, David Satcher, Henry B. Schacht, Joseph C. Scodari, Ted Torphy,

Nicholas Valeriani, William C. Weldon, and Robert N. Wilson.
1.10.    “Johnson & Johnson” or “J&J” or “the Company” means Johnson & Johnson and any of its subsidiaries, divisions, and affiliates, and any of their predecessors or successors.
1.11.    “Judgment” means the Final Order and Judgment entered by the Court in a form substantially similar to the Proposed Final Order and Judgment attached hereto as Exhibit F.
1.12.    “Lead Demand Futile Counsel” means the law firms of Bernstein Litowitz Berger
& Grossmann LLP; Morris and Morris LLC Counselors At Law; Carella, Byrne, Cecchi, Olstein, Brody & Agnello, P.C.; and Robbins Geller Rudman & Dowd LLP.
1.13.    “Lead Demand Refused Counsel” means the law firm of Abraham, Fruchter &Twersky, LLP.
1.14.    “Liaison Demand Refused Counsel” means the law firm of Kantrowitz, Goldhamer & Graifman, P.C.
1.15.    “Plaintiffs” means, collectively, the plaintiffs in Civil Action Nos. 10-2033, 11-2511, and 11-4993: Minneapolis Firefighters' Relief Association, the Hawaii Laborers Pension Fund, Jeanne M. Calamore, Sandra Wollman, Gila Heimowitz, Joseph Cafaro, Cynthia Diamond, Leslie Katz, Carpenters Pension Fund of West Virginia, M.J. Copeland, Albert L. Feldman, the Investment Committee of the NECA-IBEW Pension Trust Fund, the Investment Committee of the NECA-IBEW Welfare Trust Fund, and Walter E. Ryan.
1.16.    “Plaintiffs' Counsel” means, collectively, Lead Demand Futile Counsel and Demand Refused Counsel.
1.17.    “Preliminary Approval Order” means the order entered by the Court in a form substantially similar to the Proposed Preliminary Approval Order attached hereto as Exhibit C.

1.18.    “Related Parties” means the respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, foundations, agents, employees, parents, subsidiaries, divisions, affiliates, officers, managers, directors, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, advisors, consultants, attorneys, personal or legal representatives, accountants, auditors, insurers, co-insurers, reinsurers and associates of any Defendant or J&J shareholder, as well as any entity in which any Defendant or J&J shareholder has a controlling interest, or any trust of which any Defendant or J&J shareholder is the settlor or which is for the benefit of any Defendant or J&J shareholder and/or member(s) of his or its family.
1.19.    “Released Claims” means, collectively, the Released Defendant Claims and the Released Plaintiff Claims.
1.20.    “Released Defendant Claims” means any and all claims, demands, rights, actions, potential actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, agreements, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys' fees, judgments, decrees, matters, issues, and controversies of any kind, nature or description whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, disclosed or un-disclosed, apparent or un-apparent, including claims and Unknown Claims (as defined below), which were or could have been alleged or asserted by any of the Released Defendant Parties against any of the Released Plaintiff Parties, directly or indirectly relating to or arising out of the institution, prosecution, or settlement of the Derivative Actions. Released Defendant Claims do not include any claims relating to the enforcement of this Settlement.

1.21.    “Released Defendant Parties” means all Defendants and their Related Parties.
1.22.    “Released Plaintiff Claims” means any and all claims, demands, rights, actions, potential actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, agreements, costs, expenses, debts, interest, penalties, sanctions, fees, attorneys' fees, judgments, decrees, matters, issues, and controversies of any kind, nature or description whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or un-accrued, liquidated or un-liquidated, at law or in equity, matured or un-matured, disclosed or un-disclosed, apparent or un-apparent, including claims and Unknown Claims (as defined below), which were or could have been alleged or asserted in the Derivative Actions against any Released Defendant Party by Plaintiffs or any other J&J shareholder derivatively on behalf of J&J, directly or indirectly relating to or arising out of any of the allegations, facts, events, transactions, acts, occurrences, conduct, practices, or any other matters, or any series thereof, alleged or asserted in the Derivative Actions, or which were investigated by the Special Committee. Released Plaintiff Claims do not include any claims relating to the enforcement of this Settlement. Released Plaintiff Claims also do not include the specific claims made by the plaintiff in The George Leon Family Trust v. Coleman, et al., Case No. 3:11-cv-05084-JAP-DEA.
1.23.    “Released Plaintiff Parties” means Plaintiffs and all other J&J shareholders and their respective Related Parties.
1.24.    “Settlement” means the agreement made and entered into by and among the Settling Parties and set forth in this Stipulation.
1.25.    “Settlement Hearing” means the hearing the Settling Parties will request that the Court hold after dissemination of the Settlement Notice in order to consider and determine,

among other things, whether the Settlement should be approved; whether a final Judgment should be entered approving the Settlement, providing for the release of the Released Claims in accordance this Stipulation and dismissing the Derivative Actions with prejudice; and whether and in what amount attorneys' fees and expenses should be awarded.
1.26.    “Settlement Notice” means the notice of the Settlement to be published pursuant to the Stipulation and the Preliminary Approval Order. The Settlement Notice will include: (i) filing a Form 8-K regarding the proposed Settlement, which shall include as attachments a copy of the Notice of the Proposed Settlement (substantially in the form attached hereto as Exhibit D), the Stipulation of Settlement, and Exhibits A and B (with exhibits, the “Form 8-K”); (ii) posting on J&J's corporate website copies of the Stipulation of Settlement, Exhibits A and B and the Notice of the Proposed Settlement; (iii) publishing the Summary Notice of the Proposed Settlement (substantially in the form attached hereto as Exhibit E), once each in the national edition of The Wall Street Journal and USA Today and over PR Newswire; and (iv) mailing the Notice of the Proposed Settlement to those shareholders who are registered shareholders of J&J as of the date this Stipulation is signed.
1.27.    “Settling Parties” means the Settling Defendants and all Plaintiffs.
1.28.    “Unknown Claims” means any Released Plaintiff Claims that J&J, Plaintiffs, or any other J&J shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Defendant Parties, and any Released Defendant Claims that any Defendant or any other Released Defendant Party does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Plaintiff Parties, which if known by him, her, or it, might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Settling Parties stipulate and agree that upon the Effective Date, Plaintiffs, the Company, and each of the Individual Defendants shall expressly waive, and each other J&J shareholder and each other Released Defendants Party expressly be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by Cal. Civ. Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor; and shall have expressly waived any and all similar provisions, rights, and benefits conferred by any similar statute.

Plaintiffs, J&J, and each of the Individual Defendants acknowledge, and each other J&J shareholder and each other Released Defendant Party by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Plaintiff Claims and Released Defendant Claims was separately bargained for and was a key element of the Settlement.
2.    SETTLEMENT OF THE DERIVATIVE ACTIONS
In settlement of the Derivative Claims, the Settling Defendants agree, subject to the Court entering the Judgment approving the Settlement, to cause the Company to implement and/or maintain the following corporate governance measures and enhancements to compliance protocols and procedures:
2.1.    Corporate Governance and Compliance Reforms. As a result of the Derivative Actions and as consideration for the Settlement, J&J and the Individual Defendants agree to implement and adopt the Governance Reforms set forth in Exhibit A. During the pendency of and in part in response to the Derivative Actions, J&J implemented the Governance Enhancements and Changes set forth in Exhibit B.
2.2.     Funding. The Company agrees that for the Settlement Commitment Term it will spend such funds as are necessary to implement and maintain the provisions set forth in Exhibits A and B attached hereto. In addition, during the Settlement Commitment Term, the J&J Chief Quality Officer or J&J Chief Compliance Officer have discretion to make funding recommendations directly to the Board or an appropriate committee of the Board.
2.3.    Settlement Commitment Term. The Company agrees to maintain the provisions of the Settlement, including all of the provisions set forth in Exhibits A and B hereto, for a period of not less than five years from the Effective Date of the Settlement (the “Settlement Commitment Term”).
3.    APPROVAL PROCESS
3.1.    Promptly following the execution of the Stipulation, the Settling Parties shall submit to the Court this Stipulation together with the referenced exhibits, and shall jointly apply for entry of a Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, that: (a) preliminarily approves the Settlement set forth in this Stipulation; (b) sets a date for the Settlement Hearing; (c) approves the form and content of the Settlement Notice; and (d) preliminarily enjoins J&J, Plaintiffs and any other J&J shareholder from commencing, instituting, or prosecuting any of the Released Plaintiff Claims against the Released Defendant Parties and preliminarily enjoins Defendants and each of the other Released Defendant Parties from commencing, instituting or prosecuting any of the Released Defendant Claims against the Released Plaintiff Parties.
3.2.    Not later than five (5) business days following entry of the Preliminary Approval

Order J&J: (i) shall cause the Form 8-K to be filed with the SEC; (ii) shall post copies of the Stipulation of Settlement, Exhibits A and B and the Notice of the Proposed Settlement on its corporate website; and (iii) shall mail the Notice of the Proposed Settlement to registered shareholders. Not later than ten (10) days following entry of the Preliminary Approval Order, J&J shall cause the Summary Notice to be published once each in the national edition of The Wall Street Journal and USA Today and over PR Newswire.
3.3.     The Company shall be responsible for paying all costs incurred in connection with the dissemination of the Settlement Notice, whether or not the Settlement becomes effective, and in no event shall Plaintiffs, their counsel or agents be responsible for any such notice costs.
3.4.    The Settling Parties shall jointly request that, after notice of the Settlement is made and the time for objection is past, the Court hold a Settlement Hearing to consider and determine: (a) whether to approve the Settlement; (b) whether Judgment should be entered dismissing the Derivative Actions with prejudice, each party to bear his, her or its own costs except as otherwise provided herein; (c) whether permanently to bar and enjoin J&J, Plaintiffs and each of the other J&J shareholders from litigating any of the Released Plaintiff Claims against any of the Released Defendants Parties and whether permanently to bar and enjoin Defendants and each of the other Released Defendant Parties from litigating any of the Released Defendant Claims against any of the Released Plaintiff Parties; and (d) whether to approve the application of Plaintiffs' Counsel for an award of fees and reimbursement of expenses.
3.5.    If the Settlement contemplated by this Stipulation is approved by the Court, the Settling Parties shall jointly request that the Court enter the Judgment, substantially in the form attached hereto as Exhibit F.

4.    RELEASES OF CLAIMS
4.1.    Pursuant to the Judgment, upon the Effective Date, J&J, Plaintiffs, and each and every other J&J shareholder, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall be deemed by operation of law to have fully, finally, and forever released, waived, discharged, and dismissed each and every Released Plaintiff Claim, and shall forever be enjoined from prosecuting any and all Released Plaintiff Claims, against any and all Released Defendant Parties.
4.2.    Pursuant to the Judgment, upon the Effective Date, each of the Defendants and each of the other Released Defendant Parties, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall be deemed by operation of law to have fully, finally, and forever released, waived, discharged, and dismissed each and every Released Defendant Claim, and shall forever be enjoined from prosecuting any and all Released Defendant Claims, against any and all Released Plaintiff Parties.
5.    ATTORNEYS' FEES AND EXPENSES
5.1.    After agreeing to the settlement consideration set forth in Section 2 above, Plaintiffs' Counsel and Defendants' Counsel negotiated the amount of attorneys' fees and expenses (“the Fee and Expense Amount”) that, subject to Court approval, would be paid to Plaintiffs' Counsel. As a result of the negotiations, the Company has agreed to pay, or cause to be paid, to Plaintiffs' Counsel not more than $10,000,000 for their fees and $450,000 for their expenses, subject to Court approval, which the Company and Defendants agree not to oppose or cause any other person to oppose.
5.2.    Pursuant to the Court-approved Fee and Expense Amount, and provided that Plaintiffs' Counsel have provided to counsel for the Company the required IRS Forms and all necessary wire transfer instructions, the Company shall pay or shall cause to be paid the Fee and Expense Amount in the amounts awarded by the Court within ten (10) business days after the Court executes an order approving the Fee and Expense Amount, notwithstanding the existence of any timely filed objections thereto, or the potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. Plaintiffs' Counsel agree that acceptance of payment of the Fee and Expense Amount is subject to their obligation (including the obligations of any other person or counsel who is allocated any portion of the Fee and Expense Amount) to make repayment in full with interest computed based on the 30 Day Treasury Rate to the Company within ten (10) business days after receiving from counsel for the Company or a court of appropriate jurisdiction notice of the termination of the Settlement or notice that the Fee and Expense Amount is reduced or reversed for any reason. Plaintiffs' Counsel agree that they remain subject to the continuing jurisdiction of the Court for the purpose of enforcing their obligation to repay attorneys' fees and expenses as provided in this paragraph.
5.3.    The Fee and Expense Amount is not a necessary term of this Stipulation and is not a condition of this Stipulation.
5.4.    Neither Plaintiffs nor Plaintiffs' Counsel may cancel or terminate the Stipulation or the Settlement based on this Court's or any appellate court's ruling with respect to any Fee and Expense Amount.
5.5.    The Released Defendant Parties shall have no responsibility for or liability with respect to the allocation of the Fee and Expense Amount among Plaintiffs' Counsel and/or any other person or counsel who may assert some claim thereto. The Released Defendant Parties shall have no responsibility or liability for any other fees or expenses claimed by any other person or counsel in connection with the matters being settled by this Stipulation. The Released

Defendant Parties shall take no position with respect to how any Fee and Expense Amount should be otherwise allocated.

6.    CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL, CANCELLATION OR
TERMINATION
6.1.    The Effective Date of the Settlement shall be conditioned on the occurrence or waiver of all of the following events:
(a) entry of the Preliminary Approval Order, which shall be in all material respects substantially in the form set forth in Exhibit C attached hereto;
(b) approval by the Court of the Settlement, as prescribed by Rule 23.1 of the Federal Rules of Civil Procedure; and
(c) the Judgment, which shall be in all material respects substantially in the form set forth in Exhibit F attached hereto, has been entered by the Court and has become Final or, in the event that the Court enters an Alternative Judgment and none of the Settling Parties elects to terminate this Settlement, the date that such Alternative Judgment becomes Final.
6.2.    The Company, the Individual Defendants, and Plaintiffs shall, respectively, have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”), through counsel, to all other Settling Parties hereto within thirty (30) calendar days of: (a) the Court's final refusal to enter in any material respect the Preliminary Approval Order attached hereto as Exhibit C; (b) the Court's final refusal to approve this Stipulation or any part of it that materially affects any Settling Party's rights or obligations hereunder; (c) the Court's final refusal to enter in any material respect the Judgment attached hereto as Exhibit F; (d) the date upon which the Judgment attached hereto as Exhibit F is modified or reversed in any material respect on appeal or by writ; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect on appeal or by writ.

However, any decision with respect to the award of any Fee and Expense Amount shall not be considered material to the Settlement, shall not affect the finality of the Judgment or Alternative Judgment, and shall not be grounds for termination or cancellation of the Settlement.
6.3.    Except as otherwise provided herein, in the event the Settlement is terminated or the Effective Date cannot occur for any reason, then: (a) the Settlement shall be without prejudice, and none of its terms shall be effective or enforceable except as specifically provided herein; (b) the Settling Parties shall be deemed to have reverted to their respective positions in the Derivative Actions immediately prior to the execution of this Stipulation; and, (c) except as otherwise expressly provided, the Settling Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered. In such event, the fact and terms of this Stipulation, and any aspect of the negotiations leading to this Stipulation, shall not be admissible in the Derivative Actions and shall not be admitted or used by Plaintiffs against the Defendants or by the Defendants against Plaintiffs in any court filings, depositions, at trial, or otherwise, and any judgments or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated nunc pro tunc.
7.    NO ADMISSION OF WRONGDOING
7.1.    Neither this Stipulation, whether or not approved by the Court, nor any of its terms or provisions, nor any document or exhibit referred or attached to this Stipulation, nor any negotiations, proceedings or agreements relating to it or actions taken to effectuate it shall be offered or received against any of the Settling Parties as evidence of or construed as or deemed to be evidence of: (a) any liability, negligence, fault, or wrongdoing of any of the Settling Parties; (b) a presumption, concession, or admission with respect to any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the Settling

Parties, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; (c) a presumption, concession, or admission by any of the Settling Defendants with respect to the truth of any fact alleged in the Derivative Actions or the validity of any of the claims or the deficiency of any defense that was or could have been asserted in the Derivative Actions; (d) a presumption, concession, or admission by the Plaintiffs of any infirmity in the claims asserted; or (e) an admission or concession that the consideration to be given hereunder represents the consideration which could be or would have been recovered at trial.
7.2.    Neither this Stipulation nor the attached Exhibits shall be offered or received into evidence in any action or proceeding in any court or other tribunal for any purpose whatsoever other than (a) to effect or obtain Court approval for this Stipulation, (b) to enforce the terms of this Stipulation, or (c) for purposes of defending, on the grounds of res judicata, collateral estoppel, release, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, any of the Released Claims released pursuant to this Stipulation.
8.     MISCELLANEOUS PROVISIONS
8.1.    Nothing herein shall expand the liabilities of any J&J director or officer beyond any liabilities otherwise imposed by law.
8.2.    All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated by reference as though fully set forth herein.
8.3.    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes among themselves with respect to the Derivative Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling

Party as to the merits of any claim, demand, or defense. While the Settling Defendants deny that the claims and contentions advanced in the Derivative Actions are meritorious, the Settling Defendants agree that the Derivative Claims were filed in good faith and are being settled voluntarily after negotiating at arm's-length and in good faith after consultation with experienced legal counsel. The Settling Parties agree not to assert in any forum that the Derivative Claims were brought, commenced or prosecuted by Plaintiffs or defended by the Settling Defendants in bad faith. The Settling Parties shall not assert any violation of Rule 11 of the Federal Rules of Civil Procedure relating to the prosecution, defense, or settlement of the Derivative Actions.
8.4.    The Settling Parties agree that the terms of this Settlement, including the Fee and Expense Amount, were negotiated at arm's-length and in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.
8.5.    This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by or on behalf of all signatories hereto or their successors-in interest.
8.6.    The headings herein except in Exhibits A and B hereto are used for the purpose of convenience only and are not meant to have legal effect.
8.7.    Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to the implementation and enforcement of the terms of this Stipulation, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.
8.8.    The waiver by any Settling Party of any breach of this Stipulation by any other

Settling Party shall not be deemed or construed as a waiver of any other prior or subsequent reach of this Stipulation.
8.9.    This Stipulation and its Exhibits constitute the entire agreement among the Settling Parties concerning this Settlement, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its Exhibits other than those contained and memorialized in such documents.
8.10.    This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile or by a .pdf or .tif image of the signature transmitted via electronic mail. All executed counterparts and each of them shall be deemed to be one and the same instrument.
8.11.    This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and their respective heirs, executors, administrators, successors and assigns.
8.12.    The construction, interpretation, validity and enforcement of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of
New Jersey without regard to conflicts of laws or choice of law rules, except to the extent that federal law requires that federal law govern.
8.13.    This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that this Stipulation is the result of arm's-length negotiations between the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.
8.14.    All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
8.15.    The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate fully with one another to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation, to exercise their best efforts to accomplish the foregoing terms and conditions of this
Stipulation, and to obtain Court approval of the Preliminary Approval Order, the Stipulation and this Settlement, and to execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.
8.16.    If any Settling Party is required to give notice to any other Settling Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of e-mail, facsimile transmission with confirmation of receipt, hand delivery or overnight mail. Notice shall be provided as follows:

If to Lead Demand Futile Counsel:	Carella, Byrne, Cecchi, Olstein, Brody & Agnello, P.C. Attn: James E. Cecchi 5 Becker Farm Road Roseland, NJ 07068 Telephone: (973) 994-1700 Facsimile: (973) 994-1744 Email: JCecchi@carellabyrne.com
Bernstein Litowitz Berger & Grossman LLP Attn: Mark Lebovitch 1285 Avenue of the Americas New York, NY 10019 Telephone: (212) 554-1400 Facsimile: (212) 554-14444 Email: markl@blbglaw.com

Morris and Morris LLC Counselors At Law Attn: Karen L. Morris 4001 Kennett Pike Suite 300 Wilmington, DE 19807 Telephone: (302) 426-0400 Facsimile: (302) 426-0406 Email: kmorris@morrisandmorrislaw.com
Robbins Geller Rudman & Dowd LLP Attn: Travis E. Downs, III 655 West Broadway, Suite 900 San Diego, CA 92101 Telephone: (619) 231-1058 Facsimile: (619) 231-7423 Email: TravisD@rgrdlaw.com
If to Demand Refused Counsel:
Abraham, Fruchter & Twersky, LLP
Attn: Jeffrey S. Abraham
One Penn Plaza
Suite 2805
New York, NY 10119
Telephone: (212) 279-5050
Facsimile: (212) 279-3655
Email: jabraham@aftlaw.com

Kantrowitz, Goldhamer & Graifman, P.C.
Attn: Gary S. Graifman
210 Summit Avenue
Montvale, NJ 07645
Telephone: (201) 391-7000
Facsimile: (201) 307-1086
Email: ggraifman@kgglaw.com

If to Plaintiffs in Civil No. 3:11-cv-2511:	Robbins Geller Rudman & Dowd LLP Attn: Travis E. Downs, III 655 West Broadway, Suite 900 San Diego, CA 92101 Telephone: (619) 231-1058 Facsimile: (619) 231-7423 Email: TravisD@rgrdlaw.com

If to the Individual Defendants:	Patterson Belknap Webb & Tyler Attn: Erik Haas, Esq. 1133 Avenue of the Americas New York, NY 10036 Telephone: (212) 336-2000 Facsimile: (212) 336-2222 Email: ehaas@pbwt.com
If to the Company:	Sidley Austin LLP Attn: Walter C. Carlson, Esq. One South Dearborn Street Chicago, IL 60603 Telephone: (312) 853-7000 Facsimile: (312) 853-7036 Email: wcarlson@sidley.com

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized counsel.
DATED: July 11, 2012
CARELLA, BYRNE, CECCHI,
OLSTEIN, BRODY & AGNELLO, P.C.
By: /s James E. Cecchi
James E. Cecchi
5 Becker Farm Road
Roseland, NJ 07068
Telephone: (973) 994-1700
Facsimile: (973) 994-1744
Email: jcecchi@carellabyrne.com
Court-Appointed Co-Lead Counsel for
Demand Futile Plaintiffs

BERNSTEIN LITOWITZ BERGER &
GROSSMANN
By: /s Mark Lebovitch
Mark Lebovitch
1285 Avenue of the Americas
New York, NY 10019
Telephone: (212) 554-1400
Facsimile: (212) 554-1444
Email: markl@blbglaw.com
Court-Appointed Co-Lead Counsel for
Demand Futile Plaintiffs

MORRIS AND MORRIS LLC
COUNSELORS AT LAW
By: /s Karen L. Morris
Karen L. Morris
4001 Kennett Pike
Suite 300
Wilmington, DE 19807
Telephone: (302) 426-0400
Facsimile: (302) 426-0406
Email: kmorris@morrisandmorrislaw.com
Court-Appointed Co-Lead Counsel for
Demand Futile Plaintiffs

ROBBINS GELLER RUDMAN &
DOWD LLP
By: /s Travis E. Downs, III
Travis E. Downs, III
655 West Broadway, Suite 900
San Diego, CA 92101
Telephone: (619) 231-1058
Facsimile: (619) 231-7423
Email: TravisD@rgrdlaw.com
Court-Appointed Co-Lead Counsel for
Demand Futile Plaintiffs and one of the
Counsel for Plaintiffs in Civil No. 3:11-cv-
2511

COHN LIFLAND PEARLMAN HERRMANN & KNOPF LLP
By: /s Peter S. Pearlman
Peter S. Pearlman
250 Pehle Avenue, Suite 401
Saddle Brook, NJ 07663
Telephone: (551) 497-7131
Facsimile: (201) 845-9423
Email: psp@njlawfirm.com
One of the Counsel for Plaintiffs in Civil No. 3:11-cv-2511

ABRAHAM, FRUCHTER &
TWERSKY, LLP
By: Jeffrey S. Abraham
Jeffrey S. Abraham
One Penn Plaza, Suite 2805
New York, NY 10119
Telephone: (212) 279-5050
Facsimile: (212) 279-3655
Email: jabraham@aftlaw.com
Court-Appointed Lead Counsel for
Demand Refused Plaintiffs

KANTROWITZ, GOLDHAMER & GRAIFMAN, P.C.
By: /s Gary S. Graifman
Gary S. Graifman
210 Summit Avenue
Montvale, NJ 07645
Telephone: (201) 391-7000
Facsimile: (201) 307-1086
Email: ggraifman@kgglaw.com
Court-Appointed Liaison Counsel for Demand Refused Plaintiffs

PATTERSON BELKNAP WEBB &
TYLER
By: /s Erik Haas
Erik Haas
1133 Avenue of the Americas
New York, NY 10036
Telephone: (212) 336-2000
Facsimile: (212) 336-2222
Email: ehaas@pbwt.com
Counsel for the Individual Defendants

RIKER, DANZIG, SCHERER, HYLAND & PERRETTI LLP
By: /s Edwin F. Chociey
Edwin F. Chociey
Headquarters Plaza
One Speedwell Avenue
Morristown, New Jersey 07962
Telephone: (973) 538-0800
Facsimile: (973) 538-1984
Email: echociey@riker.com
Counsel for the Individual Defendants

SIDLEY AUSTIN LLP
By: /s Walter C. Carlson
Walter C. Carlson
One South Dearborn Street
Chicago, IL 60603
Telephone: (312) 853-7000
Facsimile: (312) 853-7036
Email: wcarlson@sidley.com
Counsel for Johnson & Johnson
ROBINSON, WETTRE & MILLER LLC
By: _/s Donald A. Robinson
Donald A. Robinson
One Newark Center
19th Floor
Newark, New Jersey 07102
Telephone: (973) 690-5400
Facsimile: (973) 466-2760
Email: drobinson@rwmlegal.com
Counsel for Johnson & Johnson

EXHIBIT A
GOVERNANCE REFORMS

I.	Adoption of the Quality and Compliance Core Objective.
The Board of Directors of Johnson & Johnson (the “Board”) will adopt a resolution establishing the Quality and Compliance Core Objective for Johnson & Johnson. Johnson & Johnson will affirm its resolve to operate its businesses, sectors, entities and franchises:

•	in compliance with applicable laws, regulations and Johnson & Johnson policies and standards;

•	to deliver high quality products that patients and providers can trust;

•	to conduct its activities and have policies and procedures in place so as to minimize adverse regulatory enforcement action; and

•
to maintain, enhance and support effective quality and health care compliance systems designed to timely detect, correct and prevent activities violative of applicable laws, regulations and/or Company policies and standards.

(the “Quality and Compliance Core Objective”). Such resolution shall authorize the Chief Executive Officer, the Chief Compliance Officer, and the Chief Quality Officer at Johnson & Johnson to take all appropriate and reasonable actions necessary to achieve the Quality and Compliance Core Objective.
Johnson & Johnson will adopt and/or maintain policies, procedures and standards to ensure the effective implementation of the Quality and Compliance Core Objective. The Company will design and/or maintain robust quality control and quality assurance systems to prevent, detect and correct noncompliance with the Quality Policy and standards within Johnson & Johnson, including tracking remediation against established timelines. These quality systems will be subject to benchmarking and metrics that will evolve to reflect successful implementation of the Core Objective. The Company will design and/or maintain robust systems to actively monitor for, and prevent or remedy breaches of internal J&J policies and standards and

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regulatory or legal compliance in the areas of quality and health care compliance. The Company's compliance systems will provide the resources and information necessary to review, escalate and resolve issues arising from the development or marketing of Johnson & Johnson products. Compliance with applicable laws, regulations, and internal policies, procedures and standards will be reviewed regularly throughout the life-cycle of products, including those related to the marketing and promotion of drugs and devices.

II.	Dissemination of the Quality & Compliance Core Objective Enterprise-Wide.
Following its adoption by the Board, the Quality & Compliance Core Objective will be disseminated in a Johnson & Johnson-wide communication. That communication will instruct that adherence to and furtherance of the Quality & Compliance Core Objective is to be considered in the evaluation and compensation of all Johnson & Johnson employees. A similar communication will be disseminated enterprise-wide on an annual basis thereafter, and the Quality & Compliance Core Objective will be provided to new employees.

III.	Regulatory, Compliance & Government Affairs Committee, Charter and Procedures.
The Board already has created a standing Regulatory, Compliance and Government Affairs Committee (the “Committee”) to review and monitor the implementation and effectiveness of the Company's compliance and quality programs. The Committee will operate in accordance with the following provisions:

A.	Regulatory, Compliance & Government Affairs Committee Charter
Purpose of the Committee
The Regulatory, Compliance & Government Affairs Committee (the “Committee”) shall report to and assist the Board of Directors (“Board”) by providing oversight of regulatory, compliance, quality, and governmental affairs matters that may impact the Company and such other matters

2

as directed by the Board or this Charter. The Quality & Compliance Core Objective will inform the Committee's work.

Membership of the Committee
1.The Committee shall be comprised of not less than three members of the Board.
2.All members of the Committee shall be independent directors, as independence is defined in accordance with the rules, regulations and standards of the New York Stock Exchange and the Company's Standards of Independence for the Board of Directors of Johnson & Johnson, and as determined in the business judgment of the Board.
3.At least one member of the Committee shall serve concurrently on the Audit Committee.
4.Members of the Committee shall be appointed and may be removed by resolution of a majority of the non-employee directors of the Board.
5.Members of the Committee shall be informed, or shall become informed within a reasonable period of time after appointment to the Committee, with respect to matters of legal and regulatory compliance that are within the Committee's oversight responsibilities and the Company's Health Care Compliance & Privacy (HCC&P) and Quality & Compliance (Q&C) programs and policies.
Meetings of the Committee
1.    The Committee will meet at least four times each year and will report to the Board following each such Committee meeting. The Committee will hold at least two executive sessions each year without members of management present.
2.    The Committee will hold separate private meetings at least semi-annually with each of the General Counsel, the Chief Compliance Officer, the Chief Quality Officer, and the Vice President of Corporate Internal Audit.

3

Duties and Responsibilities of the Committee
Among its duties and responsibilities, the Committee shall:
1.    Oversee the Company's major compliance programs with respect to regulatory requirements (including, but not limited to, the Company's policies and procedures for monitoring health care compliance, including HCC&P programs and policies; product quality and compliance, including Q&C programs and policies; product safety; privacy; environmental regulation; employee health and safety; and compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended), except with respect to matters of financial compliance (i.e., accounting, auditing and financial reporting), which are the responsibility of the Audit Committee.
2.    Oversee compliance with any ongoing Corporate Integrity Agreements or similar significant undertakings by the Company with the U.S. Department of Health and Human Services, U.S. Department of Justice, U.S. Securities and Exchange Commission, U.S. Food and Drug Administration, or any other government agency.
3.    At least annually, review with the Chief Compliance Officer the organization, implementation and effectiveness of the Company's compliance programs, and the adequacy of the resources for those programs, including the compliance programs of newly acquired companies.
4.    At least annually, review with the Chief Quality Officer the organization, implementation and effectiveness of the Company's quality and compliance programs, and the adequacy of the resources for those programs, including the quality and compliance programs of newly acquired companies.
5.    Review the metrics used by management to provide insight into the Company's compliance and quality systems and organizations.

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6.    Oversee the Company's Policy on Business Conduct and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers, including the annual certification processes, and the procedures for identifying and investigating any alleged violation of such Policy or Code. The Vice President of Corporate Internal Audit shall at least annually report to the Committee on significant actual and alleged violations of such Policy or Code, including any such matters that involve criminal conduct or potential criminal conduct.
7.    Oversee significant complaints and other matters raised through the Company's compliance reporting mechanisms (other than those involving accounting, auditing, and financial reporting, which are the responsibility of the Audit Committee).
8.    At least annually, review the Company's government affairs strategies and priorities.
9.    At least annually, review the policies, practices and priorities for the Company's political expenditure and lobbying activities.
10.    Oversee the Company's exposure to risks relating to regulatory compliance, HCC&P, and Q&C matters.
11.    At least annually, review and approve the Company's internal audit plans related to compliance and quality.
12.    Consult with the Compensation and Benefits Committee of the Board regarding the application of the Quality and Compliance Core Objective in employee performance evaluations and compensation.
13.    Review and evaluate new developments and current and emerging trends relating to regulatory compliance, quality, and government relations that affect or could affect the Company.

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Oversight of Committee Matters
1.    The Committee may form and delegate authority to subcommittees when appropriate.
2.    The Committee shall have authority and appropriate funds to retain, consult with and compensate outside counsel and other advisors as the Committee may deem appropriate.
3.    The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter, and shall assess the adequacy of the reporting and information provided by management to support the Committee's oversight responsibilities.
4.    The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
5.    The Committee shall operate in accordance with the Regulatory, Compliance & Government Affairs Committee Operating Procedure.

B.	Regulatory, Compliance and Government Affairs Committee Operating Procedure
1.    The Company shall maintain the Regulatory, Compliance, and Government Affairs Committee (“RCGC” or the “Committee”) of the Board of Directors (the “Board”) for a period of at least five years.
2.    The Committee shall oversee regulatory, compliance, quality, and governmental affairs matters that may impact the Company, as set forth in the Committee's Charter.
3.    In support of its oversight responsibility, the Committee shall, at a minimum, receive the following in person reporting:
a.    Chief Compliance Officer. At least quarterly, the Johnson & Johnson (“J&J”) Chief Compliance Officer (“CCO”) shall report to the RCGC regarding the global implementation, monitoring, and effectiveness of the Company's health care

6

compliance and privacy programs. The agenda will include reports related to matters under the purview of the CCO, exceptions reporting related to compliance policies and procedures, and discussion of significant new and ongoing regulatory investigations. At least annually, the CCO shall report on the adequacy of resource allocation to the CCO's organization. At least annually, the CCO shall report on the strategic goals and objectives of the CCO's organization. Also at least annually, the CCO shall provide a review of trends affecting the Company's regulatory compliance and, as appropriate, plans of action to respond to such trends from a preventive standpoint. The CCO will provide interim reporting directly to the Chair of the RCGC regarding substantial compliance matters.
b.    J&J Chief Quality Officer. At least quarterly, the J&J Chief Quality Officer (“CQO”) shall report to the RCGC regarding the global implementation, monitoring, and effectiveness of the Company's quality and compliance programs. The CQO shall report at least annually on the implementation and effectiveness of the Quality Policy and the Standards promulgated thereunder. In addition, at least annually, the CQO shall report to the Committee regarding the adequacy of resource allocation to the Company's quality systems and operations. At least annually, the CQO shall report on the strategic goals and objectives of the CQO's organization. Also at least annually, the CQO shall provide a review of trends affecting quality and compliance issues at the Company, and, as appropriate, plans of action to respond to such trends from a preventive standpoint. The CQO will provide interim reporting directly to the Chair of the RCGC regarding substantial quality and compliance matters.

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c.    V.P. Corporate Internal Audit. At least quarterly, the V.P. Corporate Internal Audit (“V.P. CIA”) shall report to the RCGC regarding the implementation of the annual audit plan in the relevant areas, along with any material findings. At least annually, the V.P. CIA shall report on the adequacy of resources for the annual audit plan in the relevant areas. The V.P. CIA will provide interim reporting directly to the Chair of the RCGC regarding substantial matters in the relevant areas.
d.    V.P. Supply Chain. At least annually, the V.P. Supply Chain shall report to the RCGC regarding supply chain risk management issues. This reporting shall include a review of trends affecting the Company's supply chain, and, as appropriate, plans of action to respond to such trends from a preventive standpoint. The V.P. Supply Chain will provide interim reporting directly to the Chair of the RCGC regarding substantial supply chain matters.
e.    Other reporting. At least annually, the Committee shall receive reporting concerning medical safety and related quality issues, which will include a review of quality and safety issues impacting each Sector presented by the respective Sector Chief Quality Officer and Sector Chief Medical Officer (or equivalent). At least annually, relevant J&J officers as determined by the Committee shall report concerning the Company's Enterprise Risk Management (“ERM”) program for the ERM areas under the Committee's purview, and those reports shall provide information to support the Committee's function set forth in Item 4 below. The Committee also shall receive reporting from the Corporate Vice President of Government Affairs and Policy with respect to the Company's governmental affairs strategies and priorities.

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4.    At least biennially, the RCGC shall consider the effectiveness of and recommended changes to the ERM program for the ERM areas under the Committee's purview. The RCGC shall communicate any recommended changes to the full Board.
5.    The Committee shall be promptly notified of decisions and actions related to the appointment and/or termination of, or material compensation changes for, the V.P. Supply Chain, the J&J CCO, or the J&J CQO.
6.    The CCO, CQO, V.P. Supply Chain and V.P. CIA shall have direct access to the Committee and its Chairman.
7.    At least annually, the Committee shall hold a joint session with the Audit Committee to review major non-financial compliance matters at the Company.

IV.	Additional Quality Standards

A.	New PRM Standard
J&J will design and implement a Product Risk Management (“PRM”) Standard under the Quality Policy and the Quality Framework. The PRM Standard will address the overall quality process for appropriate reporting, escalation, and remediation of issues arising with products (as defined in the Quality Policy). The PRM Standard will address the following topics, among others: responsibility for development of action plans; parameters for development of and adoption of resolution timelines; documentation requirements; and quality metrics for evaluating issue resolution, including tracking remediation against established timelines. The PRM Standard will set forth the independence and role of Quality personnel in the PRM process, and will provide that all quality issues subject to the PRM Standard will be managed in accordance with the escalation reporting line defined in the Quality Policy. The PRM Standard will be a mandatory standard applicable across the J&J Enterprise. Compliance with the PRM Standard will be subject to oversight by the independent Enterprise Regulatory Compliance Group and by

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the J&J Quality organization. The CQO will be responsible for ensuring the design and adoption of appropriate Sector Standards and SOPs, as necessary, to implement the Enterprise PRM Standard. The PRM Standard will be implemented during 2013.
2.    Revision to Quality Policy
Add the following text to POL-001, section 6. Management Responsibility, as item 2.c.:
“In all matters of quality & regulatory compliance escalation, the decision making line is to the Quality & Compliance organization.”
3.    New Adverse Event Management Standard
J&J will design and implement an Enterprise-wide Adverse Event Management (“AE”) Standard under the Quality Policy and the Quality Framework, which will enhance existing AE standards. The AE Standard will address the process for health authority reporting of undesirable experiences associated with the use of a regulated J&J product. The AE Standard will address the following topics, among others: responsibility for capturing and reporting adverse events; parameters for development of and adoption of reporting timelines; documentation requirements; and assuring quality metrics are in place for evaluating AE management. The AE Standard will be a mandatory standard applicable across the J&J Enterprise. Compliance with the AE Standard will be subject to oversight by the independent Enterprise Regulatory Compliance Group and by the J&J Quality organization. The CQO will be responsible for ensuring the design and adoption of appropriate Sector Standards and SOPs, as necessary, to implement the Enterprise AE Standard. The AE Standard will be implemented prior to or during 2014.

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4.    New Non-Conformance Management Standard
J&J will design and implement a Non-Conformance Management (“NC”) Standard under the Quality Policy and the Quality Framework. The NC Standard will address the process for documenting and processing non-conformances in order to control and correct J&J products that do not conform to specified requirements. The NC Standard will address the following topics, among others: requirements and responsibility for identification, documentation, evaluation/investigation, segregation and disposition of non-conforming products; and assuring quality metrics are in place for evaluating the management of non-conformances. The NC Standard will be a mandatory standard applicable across the J&J Enterprise. Compliance with the NC Standard will be subject to oversight by the independent Enterprise Regulatory Compliance Group and by the J&J Quality organization. The CQO will be responsible for ensuring the design and adoption of appropriate Sector Standards and SOPs, as necessary, to implement the Enterprise NC Standard. The NC Standard will be implemented prior to or during 2014.

V.	Website Disclosure
For a period of five (5) years, the Company shall post an annual report on J&J's internet site confirming:
a.    the reporting and oversight responsibilities of the Regulatory, Compliance & Government Affairs Committee (the “Committee”);
b.    the number of Committee meetings with management and the participants;
c.    that the Committee received reporting from management related to the organization, implementation and effectiveness of the Company's compliance and quality programs;

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d.    that the Committee received reporting from management regarding, inter alia, compliance and quality trends affecting the Company's regulatory compliance and compliance and quality issues at J&J, implementation and material findings of the annual audit plans, trends affecting the Company's supply chain, medical and quality issues, and Enterprise Risk Management (ERM) for ERM areas under the Committee's purview;
e.    that the Committee reviewed with management significant compliance and quality matters; and
f.    that the Committee reported to the full Board.

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EXHIBIT B
GOVERNANCE ENHANCEMENTS AND CHANGES
As set forth below, the Company's corporate governance and compliance organizational structure, policies, protocols and procedures have been enhanced and changed since early 2010. The enhancements and changes were implemented and adopted as a consequence of internal and external considerations, including (i) the Company's continual review and evaluation of its policies, processes and procedures, (ii) the underlying conduct and government actions and investigations referenced in the Derivative Actions, (iii) the Derivative Actions, and (iv) the Special Committee investigation and findings. During the Settlement Commitment Term, the Company may make modifications that are consistent with the objectives of the Settlement to the provisions set forth in this Exhibit B.

I.	BOARD LEVEL

A.	Board Oversight of J&J's Enterprise Risk Management (ERM) Framework.
1.Board Responsibility for ERM Framework. The Board has oversight responsibility for the ERM framework (described below, see Section II.A.). The Board meets at regular intervals with key members of management, who have primary responsibility for risk management within their areas.
2.Board Reports. The Board also receives regular reports on aspects of the Company's risk management from senior representatives of the Company's independent auditor. The Audit Committee meets in private sessions with the Chief Finance Officer (CFO), General Counsel, J&J Chief Compliance Officer (J&J CCO), VP of Corporate Internal Audit (VP-CIA), and representatives of the independent auditor regarding aspects of risk management. The Board also met with the J&J Chief Quality Officer (J&J CQO) every quarter in 2011. Certain of this reporting will now be made to the

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Regulatory, Compliance & Government Affairs Committee (“RCGC”) in accordance with its Charter and Operating Procedure.
B.Regulatory, Compliance & Government Affairs Committee
Based upon the work of the Special Committee, the Board authorized the creation of a board committee to oversee the regulatory compliance and quality programs of the Company. In accordance with that authorization, the Board created the Regulatory, Compliance & Government Affairs Committee. The Charter and Operating Procedures for that committee were negotiated and adopted pursuant to this Settlement and are set out in Exhibit A to the Stipulation of Settlement.

II.	MANAGEMENT LEVEL
A.J&J's Enterprise Risk Management Framework. J&J had previously instituted an overarching ERM framework for the entire J&J enterprise, including the business units and corporate functions.
1.J&J's Consolidated ERM Process. Under the ERM Framework, ERM at J&J is a consolidated process through which the Board, management, and other J&J personnel apply a common risk management approach across the enterprise, with identified ERM components, such as objective setting, risk identification and assessment, risk response and control activities, and communication and monitoring. ERM components are applied across J&J's business units and also across a number of defined risk function areas.
2.Risk Function Leadership Teams. Each risk function area has a leadership team.

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a.Individual business units and risk function areas are responsible for performing risk assessments and audits to identify and assess trends and emerging risks, and for developing remediation plans when necessary. The effectiveness of action plans is monitored through review of metrics as part of ongoing management reviews.
b.Each business unit and each risk function area communicates identified risks and the response strategies to its leadership team, and will escalate issues as necessary and appropriate to its respective Executive Committee member, or directly to the Audit Committee or the RCGC, as appropriate.
3.Enhancements to J&J's ERM Framework. During the pendency of the Derivative Actions, J&J's ERM Framework has been enhanced to reflect, inter alia, the following organizational and process changes:
a.Streamlined Escalation Procedure. J&J has established requirements for escalation applicable to all J&J operating companies and businesses. Potential violations of law or of J&J policies are identified in multiple ways. For example, operating companies identify issues when testing and monitoring internal controls over compliance policies (such as the Foreign Corrupt Practices Act (FCPA), Quality, and Safety). Also, issues are identified through hotline calls or other reporting by employees. Pursuant to J&J's escalation policy, any covered issue must be reported within three business days to the VP-CIA. The VP-CIA acts as the focal point for receiving reports, bringing allegations to the Triage Committee for review, monitoring the timely investigation and resolution of potential violations, and reporting on such matters

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to senior management, and where appropriate, to the Audit Committee. Where appropriate, the VP-CIA will make such reports to the RCGC in accordance with its Charter and Operating Procedure.
b.Consolidated Quality and Supply Chain Functions. J&J has implemented a company-wide plan to more effectively coordinate Quality and Supply Chain (described below), while also reducing complexity and risk.

B.	Supply Chain.
1.J&J Supply Chain (JJSC). J&J has implemented a global Supply Chain function to carry out procurement, manufacturing, and supply chain quality assurance and distribution for all of J&J's businesses. The JJSC includes a worldwide network of manufacturing sites, external manufacturers, and distribution centers. Enterprise and Sector Supply Chain leaders ensure that appropriate investments are made, ensure escalation of significant events and risks, monitor enterprise trends and establish new risk management approaches when necessary. The Vice President, J&J Supply Chain has reported to a J&J Vice Chairman in the past, and will continue to report to a direct report of the CEO. The Vice President, J&J Supply Chain will provide quarterly in-person reporting to the CEO in a private session.
The Vice President, J&J Supply Chain provides an annual report to the full Board and to the Audit Committee related to Supply Chain issues. That report will now be made to the RCGC in accordance with its Charter and Operating Procedure.
2.Supply Chain Risk Management. The Supply Chain Leadership Team uses dashboard metrics, risk assessments, business continuity planning exercises, and other inputs to identify patterns and trends, and highlight risks for follow-up actions.

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Risk management is primarily the responsibility of the business units, with shared responsibility with JJSC for oversight and risk mitigation. Critical metrics are reported to the Supply Chain Leadership Team, to the management Compliance Committee, or to the appropriate Board committee. Reporting formerly made to the Audit Committee will now be made to the RCGC in accordance with its Charter and Operating Procedure.

C.	Quality.
1.Single Framework for Quality and Compliance. A key aspect of the new J&J Supply Chain operating model is the creation of a single framework for Quality & Compliance across all of J&J's operating companies. This single framework is intended to standardize processes in the Company's quality systems and provide greater oversight in order to reduce both complexity and risk in the area of quality.
2.The J&J Chief Quality Officer (J&J CQO). The J&J CQO reports to the Vice President, Supply Chain, and makes quarterly reports to the Audit Committee or the Board. The J&J CQO will now make such reports to the RCGC in accordance with its Charter and Operating Procedure.
3.J&J CQO Responsibilities. The J&J CQO has oversight of quality throughout the Enterprise.
a.All staff in Quality and Regulatory Compliance functions worldwide have a reporting relationship to the J&J CQO.
b.The J&J CQO sets Enterprise Quality Policy and Standards to promote consistency and uniformity in quality requirements.
c.The J&J CQO reports quality and regulatory compliance metrics and issues to Executive Management.

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d.The J&J CQO has established and will maintain an Enterprise Regulatory Compliance function to provide independent oversight of the effectiveness of J&J's Quality systems.
4.Sector CQO Responsibilities. J&J has appointed Chief Quality Officers for each business Sector. Sector CQOs report to the J&J CQO.
a.Sector CQOs are responsible for governance of quality and regulatory compliance activities at R&D companies, marketing and local operating companies, and JJSC manufacturing sites.
b.Sector CQOs are responsible to implement and oversee a Quality and Regulatory Compliance strategy.
c.Sector CQOs are required to establish a Regulatory Compliance function to provide independent oversight of the effectiveness of the Sector's Quality systems. This Sector oversight program is independent of the Enterprise oversight program.
d.Sector CQOs are required to communicate risks to the Sector management and to the J&J CQO as appropriate.
5.The J&J Quality Policy. The J&J Quality Policy is the top-level Quality document and defines Quality & Compliance requirements throughout the enterprise. The current version of the Quality Policy is POL-001, issued on March 31, 2011. The Quality Policy requires, among other things, that every J&J company establish an independent quality function with the necessary resources, establish an internal audit program for its quality system, establish a comprehensive system for handling product complaints and reporting adverse events, document the process for investigating and

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controlling nonconformities, establish procedures for the conduct of field action activities, and establish processes for corrective actions and preventive actions.
6.J&J Standards. J&J Standards set specific requirements in quality and technical areas that are uniform throughout the Enterprise. J&J Standards are mandatory and applicable to every J&J company. Sector Standards promulgated pursuant to J&J Standards must be consistent with those J&J Standards. Individual J&J sites align procedures where needed to assure consistency with J&J and Sector Standards. The following new enterprise-wide quality Standards have been implemented at the Company in 2011:
a.Management Review (STD-001), implemented on June 30, 2011, sets requirements for management review processes at company, Sector, and Enterprise levels, identifies who needs to be present at management reviews and what needs to be reviewed, and includes review of metrics in a number of areas.
b.Escalation of Quality and Regulatory Compliance Issues (STD-002), implemented on June 30, 2011, sets requirements for processes at every J&J company to escalate information on quality issues to the appropriate management level. These requirements are to ensure that information on all significant quality and regulatory compliance issues is escalated in a timely manner, including the escalation of certain types of issues to identified persons within one business day.
c.Field Action (STD-003), implemented on June 30, 2011, requires every J&J company to establish field action procedures. A field action is any correction, corrective action, or preventive action that is implemented with respect to a product that has left J&J's control, i.e., actions such as alerts to healthcare

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providers and recalls. The Field Action Standard establishes parameters for Quality Review Board proceedings throughout J&J. Specifically, pursuant to the Field Action Standard, a formally constituted Quality Review Board must evaluate product quality issues in the field and determine whether field action (removal or field correction) is required, and the scope and depth of that action.
d.Pallet Management (STD-005), implemented on September 1, 2011, has the purpose of preventing pallets from adversely impacting the quality of the materials and products that are stored on them, and provides for the elimination of wood pallets in a number of applications by June 2012.
e.Additional enterprise-wide Quality Standards are being developed in 2012, including related to Corrective and Preventive Action (CAPA), Training, and Procurement Controls/Supplier Quality.
7.Additional Risk Management Provisions. J&J has implemented a coordinated mandatory two-tier audit program between Enterprise and Sector. These two groups work in a coordinated fashion, to assess compliance from a top-down and a bottom-up approach. Regulatory outreach and intelligence teams are established for emerging trends. Enterprise oversight is maintained by an Enterprise Regulatory Compliance Group that reports directly to the J&J CQO. This group has been realigned and expanded to improve regulatory compliance of operating companies by providing robust, mandatory independent assessments.
a.The Enterprise Regulatory Compliance Group's independent audit program will evaluate, on a three-year cycle, all of J&J's internal manufacturing plants, operating companies with regulated quality activities, and distribution

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centers that are inspected by health authorities. Higher risk sites will be audited more frequently.
b.The audit program, commenced in 2011, is designed to audit more than 100 sites in any given year going forward.
c.Significant issues are escalated and reported via metrics. Significant inspections will have independent review of responses and follow-up.
d.The Enterprise Regulatory Compliance Group reports directly to the J&J CQO, who is outside of the business units and the Sectors, assuring independent oversight of Quality and Regulatory Compliance at J&J, apart from Sector or Supply Chain Quality & Compliance activities.
e.Pursuant to SOP-027, effective June 21, 2011, J&J established a group within the Enterprise Regulatory Compliance function to provide independent oversight by corporate-level management of McNeil's activities under the Consent Decree of Permanent Injunction with the U.S. FDA for manufacturing facilities operated by the McNeil Consumer Healthcare Division of McNeil-PPC, Inc. in Las Piedras, PR, Fort Washington, PA, and Lancaster, PA.

D.	Health Care Compliance.
1.Health Care Compliance and Privacy (HCC&P). J&J's integrated, enterprise-wide HCC&P organization is responsible for issues related to the FCPA and other anti-corruption laws and regulations, False Claims Act, Anti-Kickback Statute, and off-label promotion, as well as the implementation of corporate integrity and deferred prosecution agreements. The HCC&P organization is responsible for providing

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infrastructure and guidance to effectively prevent and/or detect violations of law, regulations, policies, and codes of conduct.
2.The J&J Chief Compliance Officer (J&J CCO). The J&J CCO reported to a J&J Vice Chairman in the past, and will continue to report to a direct report of the CEO. The J&J CCO will provide quarterly in-person reporting to the CEO in a private session. The J&J CCO made quarterly reports to the Audit Committee. The J&J CCO will now make such reports to the RCGC Committee in accordance with its Charter and Operating Procedure.
3.Sector Health Care Compliance (HCC) Officers. HCC Officers are appointed for each Sector and for geographic regions. Within the Sectors, there are HCC Officers embedded in each of the business units. All of the HCC Officers report through the independent HCC&P organization, not through the business units. Compliance issues are regularly reported at operating company management board meetings and at the Sector management level.
4.HCC Risk Management. HCC&P uses a number of tools as compliance indicators, including risk assessments, business profiles, ongoing testing and monitoring, hotline metrics, and the results of audits performed by Corporate Internal Audit. HCC&P conducts testing and monitoring at the business units in accordance with a risk-based testing plan.
a.The J&J CCO chairs the Triage Committee, which has membership from Corporate Internal Audit, the Law Department, Global Security and Human Resources. Twice weekly, the Triage Committee reviews sensitive issue allegations and the progress of related investigations.

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b.Key risk and compliance issues are reported to the management Compliance Committee, Executive Committee, and Audit Committee on an ongoing basis by the J&J CCO, at regular intervals or as needed. The J&J CCO will now report such issues to the RCGC in accordance with its Charter and Operating Procedure.
c.In connection with the reorganization of HCC, the management Compliance Committee expanded and clarified its mission:
i.The Compliance Committee is composed of the J&J CCO, the Integration Leader, the Sector HCC Officers, VP-CIA, the Corporate Secretary, the J&J CQO, and representatives from the Law Department, Human Resources, and Finance.
ii.The responsibilities of the Compliance Committee include, inter alia: (1) to facilitate the exchange of expertise and knowledge among the represented Compliance functions; (2) to review and provide input into reports to the Sector management, Executive Committee, Audit Committee, going forward the RCGC, and the Board; (3) to escalate Compliance issues to the relevant management or governing body; (4) to review and discuss emerging Compliance concerns and recommend actions; and (5) to provide input into J&J's Enterprise Risk Management.
iii.The Compliance Committee has quarterly meetings in preparation for Sector management, Executive Committee, Audit Committee meetings, and going forward the RCGC meetings.

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